For SEC Filing Purposes:
                                                Filed under Rule 424(b)(2)
                                                Registration No. 333-36888


  Pricing Supplement No. 1 Dated  August 10, 2000

  To  Prospectus Dated May 19, 2000 and
         Prospectus Supplement Dated May 23, 2000

                                                              $300,000,000

                                ASHLAND INC.

                        MEDIUM-TERM NOTES, SERIES J

                  Due 9 Months or More from Date of Issue

                       Principal Amount: $250,000,000

           (Total Principal Amount Issued to Date: $250,000,000)


           Original Issue Date:                  August 15, 2000

           Maturity Date:                        August 15, 2005

           Interest Rate:                        7.83%

           Record Date:                          February 1 and August 1

           Interest Payment Date:                February 15 and August 15

  Redemption:

  Check box opposite applicable paragraph.

   [ x ]   The Notes cannot be redeemed prior to maturity.

           The Notes may be redeemed prior to maturity.


  Commission to be paid to agent:                 $1,250,000

  Agent's Commitments:

     Name                                         Principal Amount
     ----                                         ----------------

  Salomon Smith Barney Inc.                       $185,000,000
  Credit Suisse First Boston Corporation          $ 50,000,000
  Bear Stearns                                      15,000,000
                                                  ----------------
                                                  $250,000,000